UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or

15(d) of the Securities Exchange Act of 1934

April 13, 2006

Date of Report (Date of earliest event reported)

ATMOS ENERGY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

TEXAS AND VIRGINIA	1-10042	75-1743247
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 THREE LINCOLN CENTRE, 5430 LBJ FREEWAY, DALLAS, TEXAS	75240
(Address of Principal Executive Offices)	(Zip Code)

(972) 934-9227

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors: Appointment of Principal Officers.

As reported in its news release issued April 13, 2006, Kim R. Cocklin, currently senior vice president, general counsel and chief compliance officer of Piedmont Natural Gas Company, has been appointed senior vice president, utility operations, of Atmos Energy Corporation, effective October 1, 2006. Mr. Cocklin will be succeeding R. Earl Fischer, who is retiring effective October 1, 2006. Having served in his current position at Piedmont since he joined that company in February 2003, Mr. Cocklin, 55, is responsible for numerous areas at Piedmont, including all legal, governmental and community affairs, corporate communications and Sarbanes-Oxley compliance. Prior to joining Piedmont, Cocklin was with Williams Gas Pipeline from 1995 to January 2003, where he served in various capacities, including his service as vice president for rates, regulatory and business development for all of the Williams Gas pipelines from 2001 to January 2003.

Although Atmos Energy is not a party to any employment agreement with Mr. Cocklin, he will receive an annual salary of $375,000 and will be eligible to participate in all other applicable incentive, benefit and deferred compensation plans offered by the company, beginning on the expected date of his employment in the summer of 2006. Mr. Cocklin will also receive a one-time cash payment of $118,750 for expenses related to his relocation to the company’s headquarters in Dallas in addition to the normal relocation benefits package provided by the company to all relocating employees. Also, in connection with the beginning of his employment with the company, Mr. Cocklin will receive a one-time grant of 60,000 time-lapse restricted shares of Atmos Energy common stock under its 1998 long-term incentive plan. The restricted stock will vest in three equal annual installments beginning November 30, 2006.

Atmos Energy will also enter into a change in control severance agreement with Mr. Cocklin to provide certain severance benefits to him in the event of the termination of his employment within three years following a change in control of the company. The agreement will provide that the company will pay Mr. Cocklin a lump sum severance payment equal to 2.5 times his total compensation, comprised of the annual base salary and “average bonus,” as such term is defined in the agreement. However, if he is terminated by the company for “cause” (as defined in the agreement), or if his employment is terminated by retirement, death, or disability, the agreement will provide that the company will not be obligated to pay the lump sum severance payment to Mr. Cocklin. The agreement will further provide that if Mr. Cocklin voluntarily terminates his employment except for “constructive termination” (as defined in the agreement), the company will not be obligated to pay him the lump sum severance payment. A form of such change in control severance agreement has been previously filed with the Commission as Exhibit 10.21(b) of Form 10-K for the fiscal year ended September 30, 1998.

A copy of a news release issued on April 13, 2006 announcing these management changes is filed herewith as Exhibit 99.1.

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Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	News Release issued by Atmos Energy Corporation dated April 13, 2006

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATMOS ENERGY CORPORATION
(Registrant)

DATE: April 13, 2006	By:	/s/ LOUIS P. GREGORY
Louis P. Gregory
Senior Vice President and General Counsel

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INDEX TO EXHIBITS

Exhibit Number	Description
99.1	News Release issued by Atmos Energy Corporation dated April 13, 2006

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